Exhibit 107.1

Calculation of Filing Fee Tables

Post-Effective Amendment to Form F-3

(Form Type)

Shell plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering of Securities

Fees to be Paid	Equity(1)	Shell plc ordinary shares, nominal value €0.07 per share (2)	457(r)	$ —	$ —	$ —		(3)

Fees to be Paid	Debt(1)	Debt Securities of Shell plc and Shell International Finance B.V.	457(r)	—	—	—		(3)

Fees to be Paid	Other(1)	Warrants of Shell plc (4)	457(r)	—	—	—		(3)

Fees to be Paid	Other	Guarantees by Shell plc of Shell International Finance B.V. Debt Securities	457(n)	—	—	—		(5)

	Total Offering Amounts

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due
(1)

An unspecified and indeterminate aggregate initial offering price or number of securities is being registered as may from time to time be offered in U.S. dollars or the equivalent in other currencies and at indeterminate prices.

(2)

The ordinary shares may be represented by American Depositary Shares. Each American Depositary Share will represent two ordinary shares. American Depositary Shares issuable on deposit of ordinary shares will be registered pursuant to a registration statement on Form F-6 (File No. 333-262284).

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fees.
(4)

There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or other equity securities of Shell plc.

(5)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the Guarantees by Shell plc of Shell International Finance B.V. Debt Securities is payable.